Exhibit 12  Statement re computation of ratios

Comerica Incorporated and Subsidiaries


                                                             Three Months                                  Year ended
                                                            Ended March 31,                                December 31,
                                                            ---------------                                ------------
(dollars in thousands)                                   1995              1994             1994              1993
                                                         ----              ----             ----              ----
Interest expense                                       $307,342          $179,590          $890,605          $681,554
Portion of net rental expense estimated to be
  representative of the interest factor                   3,671             3,428            14,638            14,098
                                                       ----------        ----------      ------------      ------------
    Fixed charges                                       311,013           183,018           905,243           695,652

Income before income taxes                              151,609           135,530           582,095           488,575
                                                       ----------        ----------      ------------      ------------
      Income before income taxes and fixed charges     $462,622          $318,548        $1,487,338        $1,184,227

Consolidated ratio of earnings to fixed charges
  (including interest on deposits)                         1.49 x            1.74 x            1.64 x            1.70 x
                                                       ==========        ==========      ============      ============


Interest expense                                       $307,342          $179,590          $890,605          $681,554
Less: Interest on deposits                             (171,825)         (118,699)         (542,727)         (529,802)
Portion of net rental expense estimated to be
  representative of the interest factor                   3,671             3,428            14,638            14,098
                                                       ----------        ----------      ------------      ------------
    Fixed charges excluding interest on deposits        139,188            64,319           362,516           165,850

Income before income taxes                              151,609           135,530           582,095           488,575
                                                       ----------        ----------      ------------      ------------
      Income before income taxes and fixed charges     $290,797          $199,849          $944,611          $654,425

Consolidated ratio of earnings to fixed charges
  (excluding interest on deposits)                         2.09 x            3.11 x            2.61 x            3.95 x
                                                       ==========        ==========      ============      ============



                                                         Year ended December 31,
                                                         ------------------------
(dollars in thousands)                                     1992              1991              1990
                                                           ----              ----              ----
Interest expense                                          $836,035        $1,233,258        $1,358,922
Portion of net rental expense estimated to be
  representative of the interest factor                     13,530            12,389            11,643
                                                          ----------        ----------      ------------
    Fixed charges                                          849,565         1,245,647         1,370,565

Income before income taxes                                 329,035           385,035           327,056
                                                          ----------        ----------      ------------
      Income before income taxes and fixed charges      $1,178,600        $1,630,682        $1,697,621


Consolidated ratio of earnings to fixed charges               1.39 x            1.31 x            1.24 x
  (including interest on deposits)                        ==========        ==========      ============


Interest expense                                          $836,035        $1,233,258        $1,358,922
Less: Interest on deposits                                (706,873)       (1,033,145)       (1,119,150)
Portion of net rental expense estimated to be
  representative of the interest factor                     13,530            12,389            11,643
                                                          ----------        ----------      ------------
    Fixed charges excluding interest on deposits           142,692           212,502           251,415

Income before income taxes                                 329,035           385,035           327,056
                                                          ----------        ----------      ------------
      Income before income taxes and fixed charges        $471,727          $597,537          $578,471

Consolidated ratio of earnings to fixed charges
  (excluding interest on deposits)                            3.31 x            2.81 x            2.30 x
                                                          ==========        ==========      ============